Exhibit 99.1
                                                               ------------

                                                              JUNE 22, 1999

FOR IMMEDIATE RELEASE
---------------------


               ALBERTSON'S, INC. AND AMERICAN STORES COMPANY
               ---------------------------------------------
 REACH AGREEMENTS WITH FEDERAL TRADE COMMISSION AND STATE ATTORNEYS GENERAL
 --------------------------------------------------------------------------
                    IN CALIFORNIA, NEVADA AND NEW MEXICO
                    ------------------------------------

                 MERGER EXPECTED TO BE COMPLETED WEDNESDAY


     Albertson's, Inc. (NYSE:ABS) and American Stores Company (NYSE:ASC) announced today that the companies have reached an agreement with the Federal Trade Commission allowing the consummation of their pending merger. In addition, the companies have entered into agreements with the Attorneys General of California, Nevada and New Mexico. The agreements with the three states include provisions substantially identical to those in the agreement with the Federal Trade Commission. The companies expect to close the transaction effective at 11:59 p.m. New York City time on Wednesday, June 23, 1999.

     The agreements require Albertson's to divest a total of 117 stores in California, 19 stores in Nevada and 9 stores in New Mexico. Of the stores required to be divested, 40 are American Stores locations operated primarily under the Lucky name, and 105 are Albertson's stores operated primarily under the Albertson's name. In addition the companies will divest four supermarket real estate sites as required by the agreements.

     Albertson's has signed agreements to sell 31 stores to Certified Grocers of California, Ltd.; 27 stores to Raley's Inc.; 40 stores and 2 store sites to Ralphs Grocery Company; 43 stores and 1 store site to Stater Bros. Markets and 4 stores and 1 store site to The Vons Companies, Inc. All but two of the stores are required to be divested over the next four months. The aggregate gross annual sales for the fiscal year ended in January 1999, of the stores required to be divested were $2.3 billion.

     Gary Michael, chairman of the board and chief executive officer of Albertson's, said, "We are extremely pleased to be moving forward with the final steps required to complete the merger. The new combined company creates many benefits for our customers, employees, suppliers, stockholders and the communities in which we operate. This merger makes tremendous financial and strategic sense for Albertson's.

     "Strategically, this merger creates a nationwide retailer with retail food and drug stores located throughout 38 states. It strengthens our position in existing markets such as California and it gives us a strong market presence in important urban markets such as Chicago and Philadelphia. Additionally, the over 780 stand-alone drugstores provide a new vehicle for growth that will help us take advantage of the promising opportunities in the pharmacy business.

     "Our growth story will extend beyond the merger with our continued aggressive expansion program. The combined company plans to spend approximately $11 billion over the next five years on capital expenditures that are projected to add approximately 750 retail food and drug stores, 500 drugstores, and 600 fuel centers and to remodel approximately 730 stores.

     "Financially, we believe that this merger will be accretive to earnings per share in fiscal year 2000, excluding merger related costs. While the number of divestitures was more than we had hoped for, it is certainly manageable. Based on the results of the integration planning process and the required store divestitures, we believe the synergies are greater than the original estimate of $100 million in the first 12 months, $200 million in the second full year and $300 million per year thereafter. We expect to realize these substantial synergies through a combination of cost reductions, enhanced purchasing ability and efficiencies from increased volumes in our existing markets. The Company plans to streamline operations by adopting common systems and `best practices' in all areas. Any additional savings may be used to drive comparable store sales which will help increase earnings in the future," said Mr. Michael.

     The transaction is intended to be accounted for as a pooling of interests, and Albertson's currently expects after-tax merger related costs of approximately $700 million. A significant portion of these costs will be recognized as a non-recurring restructuring charge in the second quarter of fiscal 1999, with the remaining costs recognized as either period costs or restructuring charges as incurred over the next two years. The cash portion of these charges is estimated at approximately $300 million. When offset by the cash received from the sale of the stores required to be divested and the net proceeds from the sale of assets that will not be used in the combined company, the net positive cash flow is approximately $300 million. The Company anticipates that the net positive cash flow will be used to reduce debt over the next two years.

     "Our business is a people business -- from employees and customers to suppliers -- and this merger will provide more opportunities for employees and suppliers. This merger will allow us to meet the grocery, general merchandise and pharmacy needs of more customers. We are pleased to welcome the well-trained, motivated and loyal employees of American Stores. While we are disappointed that the process of divesting stores will cause the loss of valued employees, we are pleased that nearly all of their jobs will be maintained by the retailers who are buying our stores," said Mr. Michael.

     Albertson's also announced that Dick King, president and chief operating officer, has resigned his position with the Company and his membership on the Board of Directors to pursue other opportunities. "We are disappointed that Dick is leaving, however we have great bench strength ready to step up," said Mr. Michael. The new Office of the Chairman will include Mr. Michael; Michael Reuling, vice chairman; Carl Pennington, executive vice president, marketing; and Thomas Saldin, executive vice president and general counsel. In addition, Peter Lynch, general manager of American Stores' Acme Markets will be promoted to executive vice president of operations, and Robert Butler, vice president of Albertson's Southern California Division, will be named senior vice president of merchandising. Mr. Lynch and David Simonson, executive vice president of operations, will each be responsible for half of the Company's eight operating regions, while Mr. Butler will report to Carl Pennington.

     Both Albertson's and American Stores are among the largest retail food and drug operators in the United States. Albertson's, which is based in Boise, Idaho, currently operates 997 retail stores in 25 Western, Midwestern and Southern states. American Stores, based in Salt Lake City, Utah, currently operates approximately 1,585 stores in 26 Western,
Midwestern and Eastern states. Following the merger and required divestiture of stores, Albertson's will operate more than 2,400 stores in 38 states.

This press release contains certain forward-looking statements about the ability of the Company and American Stores to satisfy the conditions to closing of the merger transaction and with respect to the future performance of the combined companies. These statements are based on management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, the ability of the Company and American Stores to close the merger transaction; material adverse changes in the business or financial condition of either company prior to closing of the merger transaction; the Company's ability to successfully integrate the operations of American Stores, and other factors affecting the respective businesses of the Company and American Stores which are described in the Joint Proxy Statement and Prospectus and their respective Forms 10-Q filed with the Securities and Exchange Commission.

                            * * * * * * * * * *

CONTACT:
     ALBERTSON'S, INC.                        AMERICAN STORES COMPANY
     BOISE, IDAHO                             SALT LAKE CITY, UTAH
     INVESTOR RELATIONS                       INVESTOR RELATIONS 801/961-4525
          A. CRAIG OLSON      208/395-6284
          RENEE BERGQUIST     208/395-6622
     NEWS MEDIA               208/395-6392
          MIKE READ
          JENNY ENOCHSON

                                    Team
                                Albertson's
                               June 22, 1999
                         [Albertson's logo appears]

        -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

                              Albertson's Inc.
                  Executive and Senior Operations Officers

          [Chart showing the Management Structure of Albertson's]

                    Chairman & Chief Executive Officer*
              -----------------------------------------------
                                  Michael

EVP & General          EVP                EVP                                                       Vice
  Counsel*          Marketing*        Distribution        EVP Operations      EVP Operations      Chairman*
-------------    ----------------   ----------------      --------------      ---------------    -----------
  Saldin           Pennington           Brother               Lynch              Simonson          Reuling

                                                            President
                       SVP                                  Southern             President         EVP &
                  Merchandising                              Region            Midwest Region       CFO
                 ---------------                          --------------      ----------------   -----------
                     Butler                                  Emmons              Josefowicz        Olson

                                                            President
                                                            Drugstore            President          EVP
                                                             Region            So. Cal Region      IS&T
                                                          --------------      ----------------   -----------
                                                             Tripp                Cefalo           Steele

                                                                                                    EVP
                                                            President            President         Human
                                                          Eastern Region       No. Cal Region     Resources
                                                          --------------      ----------------   -----------
                                                             Herkert              Keprta           Young

                                                            President            President
                                                            Northwest          Intermountain
                                                             Region               Region
                                                          --------------      ----------------
                                                             Lucas              Denningham


*Member, Office of the Chairman

                             Albertson's, Inc.
                            Strategic Rationale

               -    Strengthens Albertson's Position In Existing Markets

               -    Enables Albertson's To Enter Important New Urban
                    Markets

               -    Enables Albertson's To Enter Stand-Alone Drugstore
                    Business

               - Creates Tremendous Opportunities For Fast-Growing Pharmacy Business

               -    Accelerates Albertson's Earnings Growth

                        -- -- -- -- -- -- -- -- -- -- -- -- --

                                       Albertson's Inc.
                                          Synergies
                                        (In Millions)



                                         Year 1           Year 2              Year 3
                                      --------------  ----------------  --------------------
 General Office Consolidation         $        40     $         80       $         100 |
 Eliminate Systems Redundancy                  10               25                  70 |
 In-Market Synergies                           20               25                  30 | 200
 Cost of Goods Improvement                     20               50                  70 |
 Distribution Opportunities                    10               20                  30 | 100
                                      ------------------------------------------------------------------
           Grand Total                       $100             $200                $300
                                      ------------------------------------------------------------------

                        -- -- -- -- -- -- -- -- -- -- -- -- --

                                      Albertson's, Inc.
                                   Estimated Merger Related
                                       Costs/Cash Flow
                                        (In Millions)

                                                            Earnings                   Cash
                                                             Impact                    Flow
                                                     -----------------------   ----------------------
Merger Related Costs                                 $                1,000
Tax Benefits                                                            300
                                                     -----------------------
        Merger Related Costs After Tax               $                  700    $       (300)
                                                     -----------------------
Sale of Assets                                                                          600
                                                                               ----------------------
        Net Positive Cash Flow                                                 $        300
                                                                               ----------------------

                                       Albertson's, Inc.
                                       Company Banners

                      [Chart indicating the various Albertson's Banners]

                                          Albertson's, Inc.
                          -----------------------------------------
                           BUSINESS:          Retail supermarkets and
                                              combination stores and
                                              stand-alone drugstores
                           OPERATES:          Over 2,400 stores in 38 states
                           1998 REVENUES:     Almost $34 billion
                           EMPLOYEES:         Approximately 200,000 employees
                           CORPORATE OFFICE:  Boise, Idaho

Albertson's Food & Drug          Max Foods                 Seessel's              Lucky Stores
------------------------   ----------------------   -----------------------  -----------------------
BUSINESS:                  BUSINESS:                BUSINESS:                BUSINESS:
Supermarkets/Combo         Warehouse Food Stores    Supermarkets/Combo       Supermarkets/Combo
Stores                                              Stores                   Stores

PRIMARY MARKETS:           PRIMARY MARKETS:         PRIMARY MARKETS:         PRIMARY MARKETS:
Operates in 25 states      California, Denver,      Memphis, Tennessee       Philadelphia
                           Dallas/Ft. Worth

         Jewel                   Osco Drug                  Sav-on                Acme Markets
------------------------   ----------------------   -----------------------  -----------------------
BUSINESS:                  BUSINESS:                BUSINESS:                BUSINESS:
Supermarkets/Combo         Drug Stores              Drug Stores              Supermarkets/Combo
Stores                                                                       Stores

PRIMARY MARKETS:           PRIMARY MARKETS:         PRIMARY MARKETS:         PRIMARY MARKETS:
Chicago                    Chicago, Kansas City,    Southern California,     Philadelphia
                           Phoenix, New England     Las Vegas
                           and other areas

                             Albertson's, Inc.
                               Retail Stores
      Store Location Map as of May 1, 1999, Excluding Divested Stores

            [Image of Map of United States indicating the number
                  of (1) Supermarkets & Combo Stores, and
                 (2) Stand-Alone Drugstores in each State]

                            Supermarkets &
         State              Combo Stores          Stand-Alone Drugstores
         -----              --------------        ----------------------
Alabama                            0                        0
Alaska                             0                        0
Arizona                           41                        75
Arkansas                           2                        1
California                        471                      283
Colorado                          50                        0
Connecticut                        0                        0
Delaware                          15                        0
District of Columbia               0                        0
Florida                           105                       0
Georgia                            1                        0
Hawaii                             0                        0
Idaho                             34                        1
Illinois                          172                       88
Indiana                            6                        54
Iowa                               5                        30
Kansas                             6                        27
Kentucky                           0                        0
Louisiana                         24                        0
Maine                              0                        1
Maryland                          12                        0
Massachusetts                      0                        57
Michigan                           0                        2
Minnesota                          0                        1
Mississippi                        6                        0
Missouri                          10                        36
Montana                           34                        10
Nebraska                          10                        14
Nevada                            37                        36
New Hampshire                      0                        20
New Jersey                        71                        0
New Mexico                        24                        4
New York                           0                        0
North Carolina                     0                        0
North Dakota                       2                        6
Ohio                               0                        0
Oklahoma                          26                        0
Oregon                            51                        0
Pennsylvania                      68                        0
Rhode Island                       0                        0
South Carolina                     0                        0
South Dakota                       1                        3
Tennessee                         21                        0
Texas                             200                       0
Utah                              44                        0
Vermont                            0                        1
Virginia                           0                        0
Washington                        77                        0
West Virginia                      0                        0
Wisconsin                          8                        33
Wyoming                           12                        0

TOTAL                            1646                      783            = 2429

                                      Albertson's, Inc.
                                   Distribution Operations

               [Image of Map of United States indicating the
              Distribution Centers for (1) Food, (2) General
             Merchandise, and (3) Food and General Merchandise]

                                                                   Food and
         State             Food      General Merchandise     General Merchandise
         -----             ----      -------------------     -------------------
Alabama                     0                 0                       0
Alaska                      0                 0                       0
Arizona                     1                 0                       0
Arkansas                    0                 0                       0
California                  6                 1                       0
Colorado                    1                 0                       0
Connecticut                 0                 0                       0
Delaware                    0                 0                       0
District of Columbia        0                 0                       0
Florida                     1                 0                       0
Georgia                     0                 0                       0
Hawaii                      0                 0                       0
Idaho                       0                 1                       0
Illinois                    1                 1                       0
Indiana                     0                 0                       0
Iowa                        0                 0                       0
Kansas                      0                 0                       0
Kentucky                    0                 0                       0
Louisiana                   0                 0                       0
Maine                       0                 0                       0
Maryland                    0                 0                       0
Massachusetts               0                 0                       0
Michigan                    0                 0                       0
Minnesota                   0                 0                       0
Mississippi                 0                 0                       0
Missouri                    0                 0                       0
Montana                     0                 0                       0
Nebraska                    0                 0                       0
Nevada                      0                 0                       0
New Hampshire               0                 0                       0
New Jersey                  0                 0                       0
New Mexico                  0                 0                       0
New York                    0                 0                       0
North Carolina              0                 0                       0
North Dakota                0                 0                       0
Ohio                        0                 0                       0
Oklahoma                    1*                1                       0
Oregon                      1                 0                       0
Pennsylvania                2                 1                      1*
Rhode Island                0                 0                       0
South Carolina              0                 0                       0
South Dakota                0                 0                       0
Tennessee                   0                 0                       0
Texas                       2                 0                       0
Utah                        1                 0                       0
Vermont                     0                 0                       0
Virginia                    0                 0                       0
Washington                  0                 0                       0
West Virginia               0                 0                       0
Wisconsin                   0                 0                       0
Wyoming                     0                 0                       0

* Under Construction